                                     BY-LAWS

                                       OF

                        DiCESARE-ENGLER PROMOTIONS, INC.

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                       Incorporated under the Laws of the

                          Commonwealth of Pennsylvania

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                           Adopted as of July 19, 1985

                            TABLE OF CONTENTS DELETED

                                     BY-LAWS

                                       OF

                        DiCESARE-ENGLER PROMOTIONS, INC.


                                    ARTICLE I

                                     OFFICES



                  The registered office of the Corporation in the Commonwealth of Pennsylvania shall be located in the City of Pittsburgh, County of Allegheny. The Corporation may establish or discontinue, from time to time, such other offices within or without the Commonwealth of Pennsylvania as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. All meetings of stockholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

                  Section 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

                  Section 3. Special Meetings. A special meeting of the stockholders, or of any class hereof entitled to vote, for any purpose or purposes, may be called at any time by order of the Board of Directors and shall be called by the President or the Secretary upon the written request of stockholders holding of record at least 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

                  Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to his at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

                  Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

                  Section 6. Quorum. At each meeting of the stockholders the holders record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law the Articles of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

                  Section 7. Voting. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock hold by him on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing is this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Articles of Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

                  Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

                  Section 9. Action without a Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

                  Section 2. Election and Term. Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

                  Section 3. Number. The number of Directors shall be such number as determined from time to time by the Board of Directors but shall not be less than ____ or more than ____. The initial Board of Directors shall consist of _____ members, but shall be increased to ____ members if the number of shareholders is increased to ______. Should the Shareholders be increased to three or more, there shall be at least members.

                  Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of a majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors may hold its meetings at such place or places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

                  Section 5. Organization Meeting. Immediately after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

                  Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the Commonwealth of Pennsylvania, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

                  Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before of after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Articles of Incorporation, these By-Laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

                  Section 8. Removal of Directors. Any Director or the entire Board of Directors may be removed with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the

Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

                  Section 9. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

                  Section 10. Vacancies. Subject to the terms of the aforesaid Agreement regarding the representation of Shareholders on the Board, which terms are hereby incorporated in the By-Laws by reference, any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled by the action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II. The Directors so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business and until his successor has been elected and qualifies, or until he sooner dies resigns or is removed.

                  Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; provided however that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

                  Section 12. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes or proceedings of the Board.

                  Section 13. Telephonic Participation in Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communication equipment by means of which all persons participating can hear each other, and such participation shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. Principal Officers. The Board of Directors shall elect a President, a secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

                  Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

                  Section 3. Other Officers. In addition, the Board may elect such other officers as they deem fit. Any such other officers so elected by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

                  Section 4. Removal. Any officer may be removed by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

                  Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.

                  Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

                  Section 7. Chairman of the Board. The Chairman of the Board of Directors if one be elected, shall preside, if present, at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 8. President. The President shall have such powers and duties of management of the Corporation and supervision of its business as shall be from time to time assigned to him by the Board of Directors.

                  Section 9. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

                  Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

                  Section 11. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 12. Salaries. The salaries of the officers of the Company shall be fixed from time to time by the Board of Directors, either by employment agreement or by resolution.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

                  Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

                  Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

                  Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until, subject to Section 7 of this Article V, such existing certificate shall have been so cancelled, except in cases provided for by applicable law.

                  Section 5. Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer; both the transferor and the transferee request the Corporation to do so.

                  Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                  Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. Before any certificate for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

                  Section 8. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the Commonwealth of Pennsylvania in the year 1985. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

                  Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

                  Section 3. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE VII

                                   AMENDMENTS

                  These By-Laws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. By-Laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VII above provided.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  The Corporation shall indemnify each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted or allowed by Section 410 of the Business Corporation Law of the Commonwealth of Pennsylvania.